The securities to which this agreement relate have not been registered under the United States Securities Act of 1933, as amended, or any state securities laws, and such securities may not be offered or resold in the United States of America or to U.S. Persons (as defined herein) without registration under such Act and any applicable state securities laws, unless an exemption from registration is available.

PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT – UNITS (v.2 - UK)

To: KIRKLAND LAKE GOLD INC. (the “Company”)

Re:        Purchase of securities of the Company

Details of Subscription: The undersigned (the “Subscriber”) hereby irrevocably subscribes for and agrees to purchase from the Company, on the terms and conditions set forth herein and in the attached schedules, that number of units of the Company (“Units”) set out below at a price of CDN$ 9.20 per Unit. Each Unit shall consist of one common share of the Company (a “Share”) and one-half of one common share purchase warrant (each whole warrant being a “Warrant”). Each Warrant shall entitle the Subscriber to purchase one Share for a period of 12 months at a price of CDN$ 10.50 per Share. The Units subscribed for in this Agreement form part of a larger private placement (the “Private Placement”) of an aggregate of up to 1,793,478 Units.

Number to be purchased:	_______________________________________________________Units

Total Subscription Price:	CDN$ __________________________________________________
(CDN$ 4.00 per Unit)	(The minimum is CDN$ 150,000 unless the Subscriber is an
accredited investor or a close personal friend, close business associate or relative of or is a director or executiveofficer of the
Company or is resident outside of North America)

Name of Subscriber:	_______________________________________________________

Address:	_______________________________________________________
(Street Address)

_______________________________________________________
(City and Province or State)

_______________________________________________________
(Country and Postal or Zip Code)

_______________________________________________________
(Telephone Number)

_______________________________________________________
(e-mail Address)

If the Subscriber is purchasing as an agent and is not purchasing the Units for its own account or one or more accounts that are fully managed by it but is purchasing them on behalf of certain principals for which it is acting as agent, then each such principal is described below:

Name: _____________________________________	Name: ______________________________________

Address: _____________________________________	Address: ______________________________________
(Street Address)	(Street Address)

_____________________________________	______________________________________
(City and Province / State)	(City and Province / State)

_____________________________________	______________________________________
(Country and Postal / Zip Code)	(Country and Postal / Zip Code)

Complete the following registration and delivery instructions, if applicable.
Registration Instructions:
If the certificate(s) representing the securities are to be registered in other than the name of the Subscriber.

Name:       _____________________________________

Address: ______________________________________
                  (Street Address)
                  _____________________________________

                  _____________________________________
                  (City and Province / State)

                  _____________________________________
                  (Country and Postal / Zip Code)

Delivery Instructions:
If the certificate(s) representing the securities are to be delivered to someone other than the Subscriber.

Name:      _____________________________________

Contact Name: _________________________________

Telephone No.: _________________________________

Address: ______________________________________
                  (Street Address)
                  _____________________________________

                  _____________________________________
                  (City and Province / State)

                  _____________________________________
(Country and Postal / Zip Code)

IN WITNESS WHEREOF the Subscriber has executed, or caused its duly authorized representative to execute, this Agreement as of the ______ day of  ______________________, 2006

________________________________________________	_____________________________________________
Signature of Subscriber (if an individual)	Name of Subscriber (if not an individual)

_____________________________________	Per: ______________________________________
Name of Subscriber (if an individual)	(signature of authorized representative)

______________________________________
Name & Title of Authorized Representative

Subscribers must also complete and sign

  Schedule I (Accredited Investor Confirmation), if the Subscriber is an accredited investor resident in Canada

  Schedule II (Confirmation of Relationship – British Columbia & Alberta), if the Subscriber is not an accredited investor, but is a director, executive officer, control person or founder of the Company or a close personal friend, close business associate, spouse, parent, grandparent, sibling or child (or a parent, grandparent, sibling or child of a spouse) of a director, executive officer, control person or founder of the Company and is resident in British Columbia or Alberta

  Schedule III (Confirmation of Relationship – Ontario), if the Subscriber is not an accredited investor, but is a founder or control person of the Company or a spouse, parent, grandparent, sibling or child of an executive officer, director or founder of the Company and is resident in Ontario

  Schedule IV (Confirmation by US Subscribers), if the Subscriber is resident in the United States of America

ACCEPTANCE

The foregoing is accepted and agreed to as of the ___________day of _________________________________, 2005

KIRKLAND LAKE GOLD INC.

Per:  ______________________________
         Authorized Signatory

SCHEDULE I

ACCREDITED INVESTOR CONFIRMATION

( For accredited investors resident in Canada)

The Subscriber represents and warrants to the Company that the Subscriber has read the following definition of an “accredited investor” from National Instrument 45-106 Prospectus and Registration Exemptions and certifies that the Subscriber is an accredited investor by virtue of falling into one or more of the categories indicated below:

(initial as applicable)

_______	(a)	a Canadian financial institution or a Schedule III bank;

_______	(b)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);

_______	(c)

a subsidiary of any person referred to in paragraphs (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

_______	(d)

a person registered under the securities legislation of a jurisdiction of Canada, as an adviser or dealer, other than a person registered solely as a limited market dealer registered under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador);

_______	(e)	an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada, as a representative of a person referred to in paragraph (d);

_______	(f)	the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly-owned entity of the government of Canada or a jurisdiction of Canada;

_______	(g)

a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec;

_______	(h)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;

_______	(i)	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada;

_______	(j)

an individual who, either alone or jointly with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds CDN$ 1,000,000;

_______	(k)

an individual whose net income before taxes exceeded CDN$ 200,000 in each of the two most recent calendar years or whose net income before taxes combined with that of a spouse exceeded CDN$ 300,000 in each of the two most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;

_______	(l)	an individual who, either alone or with a spouse, had net assets of at least CDN$ 5,000,000;

_______	(m)	a person, other than an individual or investment fund, that has net assets of at least CDN$ 5,000,000 as shown on its most recently prepared financial statements;

_______	(n)	an investment fund that distributes or has distributed its securities only to persons that

(i) are or were accredited investors at the time of the distribution,

(ii)

acquire or have acquired as principal securities of a single issuer for a purchase price of not less than $150,000 paid in cash at the time of purchase, or in the circumstances referred to in section 2.19 Additional Investment in Investment Funds, or

(iii) a person described in (i) or (ii) that acquires or acquired securities under section 2.18 Investment Fund Reinvestment;

_______	(o)

an investment fund that distributes or has distributed its securities under a prospectus in a jurisdiction in Canada for which the regulator, or in Québec, the securities regulatory authority, has issued a receipt;

_______	(p)

a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be;

_______	(q)

a person acting on behalf of a fully managed account managed by that person if that person is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction, and in Ontario, is purchasing a security that is not a security on an investment fund;

_______	(r)

a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded;

_______	(s)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) and paragraph (i) in form and function;

_______	(t)

a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors;

_______	(u)	an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser, or

_______	(v)	a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as

		(i)	an accredited investor; or

		(ii)	an exempt purchaser in Alberta or British Columbia.

For the purposes of the foregoing terms in bold, the following definitions apply:

“bank” means a bank named in Schedule I or II of the Bank Act (Canada).

“Canadian financial institution” means

(a)	an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act, or

(b)

a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada.

“control person” means any person that holds or is one of a combination of persons, acting in concert by virtue of an agreement, arrangement, commitment or understanding, that holds

(a)	a sufficient number of any of the securities of an issuer so as to affect materially the control of the issuer, or

(b)	more than 20% of the outstanding voting securities of an issuer except where there is evidence showing that the holding of those securities does not affect materially the control of the issuer.

“director” means

(a)	a member of the board of directors of a company or an individual who performs similar functions for a company, and

(b)	with respect to a person that is not a company, an individual who performs functions similar to those of a director of a company.

“eligibility adviser” means

(a)

a person that is registered as an investment dealer or in an equivalent category of registration under the securities legislation of the jurisdiction of a purchaser and authorized to give advice with respect to the type of security being distributed, and

(b)

in Saskatchewan or Manitoba, also means a lawyer who is a practicing member in good standing with a law society of a jurisdiction of Canada or a public accountant who is a member in good standing of an institute or association of chartered accountants, certified general accountants or certified management accountants in a jurisdiction of Canada provided that the lawyer or public accountant must not

	(i)	have a professional, business or personal relationship with the issuer, or any of its directors, executive officers, founders, or control persons, and

(ii)

have acted for or been retained personally or otherwise as an employee, executive officer, director, associate or partner of a person that has acted for or been retained by the issuer or any of its directors, executive officers, founders or control persons within the previous 12 months.

“executive officer” means, for an issuer, an individual who is

(a)	a chair, vice-chair or president,

(b)	a vice-president in charge of a principal business unit, division or function including sales, finance or production,

(c)	an officer of the issuer or any of its subsidiaries and who performs a policy-making function in respect of the issuer, or

(d)	performing a policy-making function in respect of the issuer;

“financial assets” means

(a)	cash,

(b)	securities, or

(c)	a contract of insurance, deposit or an evidence of a deposit that is not a security for the purposes of securities legislation.

“founder” means, in respect of an issuer, a person who,

(a)	acting alone, in conjunction, or in concert with one or more persons, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of the issuer, and

(b)	at the time of the trade is actively involved in the business of the issuer;

“fully managed account” means an account for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction.

“investment fund” means a mutual fund or a non-redeemable investment fund, and, for greater certainty in British Columbia, includes an Employee Venture Capital Corporation and a Venture Capital Corporation;

“non-redeemable investment fund” means an issuer:

(a)	whose primary purpose is to invest money provided by its securityholders;

(b)	that does not invest for the purpose of

(i) exercising or seeking to exercise effective control of an issuer other than an issuer which is a mutual fund or a non-redeemable investment fund, or

(ii) being actively involved in the management of any issuer in which it invests, other than an issuer that is a mutual fund or a non-redeemable investment fund, and

(c)	that is not a mutual fund.

“person” includes

(a)	an individual,

(b)	a corporation,

(c)	a partnership, trust, fund, and an association, syndicate, or other organized group of persons, whether incorporated or not, and

(d)	an individual or other person in that person’s capacity as a trustee, executor, administrator or personal or other legal representative.

“related liabilities” means liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets and liabilities that are secured by financial assets.

“Schedule III bank” means an authorized foreign bank named in Schedule III of the Bank Act (Canada);

“spouse” means an individual who

(a)	is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual,

(b)	is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or

(c)	in Alberta, is an individual referred to in paragraph (a) or (b), or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta).

“subsidiary” means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary.

In National Instrument 45-106

(a)	an issuer is considered to be an “affiliate” of another issuer if one of them is the subsidiary of the other, or each of them is controlled by the same person.

(b)	a person (the “first person”) is considered to “control” another person (the “second person”) if

(i)

the first person, directly or indirectly, beneficially owns or exercises control or direction over securities of the second person carrying votes which, if exercised, would entitle the first person to elect a majority of the directors of the second person, unless that first person holds the voting securities only to secure an obligation,

	(ii)	the second person is a partnership, other than a limited partnership, and the first person holds more than 50% of the interests of the partnership, or

	(iii)	the second person is a limited partnership and the general partner of the limited partnership is the first person.

The foregoing representations and warranties are true an accurate as of the date of this certificate and will be true and accurate as of Closing. If any such representations and warranties shall not be true and accurate prior to Closing, the Subscriber shall give immediate written notice of such fact to the Company.

DATED at _________________________________on ________________________________________, 2006

Name of Subscriber - please print

Authorized Signature

Official Capacity - please print

Please print name of individual whose signature appears above, if different from name of Subscriber printed above

SCHEDULE II

CONFIRMATION OF RELATIONSHIP – British Columbia & Alberta

(For Subscribers who are NOT accredited investors
but ARE a director, executive officer, control person or founder of the Company or a close personal friend, close business associate, spouse, parent, grandparent, sibling or child
(or a parent, grandparent, sibling or child of a spouse) of a director, executive officer, control person or founder of the Company and are resident in British Columbia or Alberta )

The Subscriber represents and warrants to the Company that the Subscriber has read the following definitions from National Instrument 45-106 Prospectus and Registration Exemptions and certifies that the Subscriber has the relationship(s) to the Company or its directors, executive officers, control persons or founders by virtue of the Subscriber being:

(initial one or more as applicable)

_______	(a)	a director, executive officer or control person of the Company, or of an affiliate of the Company;

_______	(b)	a spouse, parent, grandparent, brother, sister or child of a director, executive officer or control person of the Company, or of an affiliate of the Company;

_______	(c)	a parent, grandparent, brother, sister or child of the spouse of a director, executive officer or control person of the Company, or of an affiliate of the Company;

_______	(d)	a close personal friend of a director, executive officer or control person of the Company, or of an affiliate of the Company;

_______	(e)	a close business associate of a director, executive officer or control person of the Company, or of an affiliate of the Company;

_______	(f)	a founder of the Company or a spouse, parent, grandparent, brother, sister, child, close personal friend or close business associate of a founder of the Company;

_______	(g)	a parent, grandparent, brother, sister, child of the spouse of a founder of the Company;

_______	(h)	a person of which a majority of the voting securities are beneficially owned by, or a majority of the directors are, persons described in paragraphs (a) to (g); or

_______	(i)	a trust or estate of which all of the beneficiaries or a majority of the trustees are persons or companies described in paragraphs (a) to (g).

and if any of (b) through (i) is initialled, the director, executive officer, control person or founder is:

_______________________________________________________________________
(Print name of director, executive officer, control person or founder)

For the purposes of the foregoing terms in bold, the definitions in Schedule I and the following guidance apply:

II - 2

“close business associate” is an individual who has had sufficient prior business dealings with the director, executive officer, founder or control person to be in a position to assess their capabilities and trustworthiness.

An individual is not a close business associate solely because the individual is a current or former client or customer.

The relationship between the individual and the director, executive officer, founder or control person must be direct. For example, the exemption is not available for a close business associate of a close business associate of a director, executive officer, founder or control person.

“close personal friend” is an individual, including a family member not listed above, who has known the director, executive officer, founder or control person for a sufficient period of time to be in a position to assess their capabilities and trustworthiness.

An individual is not a close personal friend solely because the individual is a relative, a member of the same organization, association or religious group or a current or former client or customer.

The relationship between the individual and the director, executive officer, founder or control person must be direct. For example, the exemption is not available for a close personal friend of a close personal friend of the director, executive officer, founder or control person.

The foregoing representations and warranties are true an accurate as of the date of this certificate and will be true and accurate as of Closing. If any such representations and warranties shall not be true and accurate prior to Closing, the Subscriber shall give immediate written notice of such fact to the Company.

DATED at ________________________________ on __________________________________________, 2006

Name of Subscriber - please print

Authorized Signature

Official Capacity - please print

Please print name of individual whose signature appears above, if different from name of Subscriber printed above

SCHEDULE III

CONFIRMATION OF RELATIONSHIP – Ontario

(For Subscribers who are NOT accredited investors
but ARE a founder or control person of the Company
or a spouse, parent, grandparent, sibling or child of an executive officer, director or founder of the Company and are resident in Ontario)

The Subscriber represents and warrants to the Company that the Subscriber has read the following definitions from National Instrument 45-106 Prospectus and Registration Exemptions and certifies that the Subscriber has the relationship(s) to the Company or its directors, executive officers, control persons or founders by virtue of the Subscriber being:

(initial one or more as applicable)

_______	(a)	a founder of the Company;

_______	(b)	an affiliate of a founder of the Company;

_______	(c)	a spouse, parent, grandparent, brother, sister or child of a director, executive officer or founder of the Company; or

_______	(d)	a control person of the Company.

and if (c) is initialled, the director, executive officer or founder is:

_____________________________________________________
(Print name of director, executive officer or founder)

For the purposes of the foregoing terms in bold, the definitions in Schedule I apply.

The foregoing representations and warranties are true an accurate as of the date of this certificate and will be true and accurate as of Closing. If any such representations and warranties shall not be true and accurate prior to Closing, the Subscriber shall give immediate written notice of such fact to the Company.

DATED at ________________________________ on __________________________________________, 2006

Name of Subscriber - please print

Authorized Signature

Official Capacity - please print

Please print name of individual whose signature appears above, if different from name of Subscriber printed above

SCHEDULE IV

CONFIRMATION BY US SUBSCRIBERS

(For Subscribers resident in the United States of America)

The Subscriber hereby represents and warrants to the Company that the Subscriber:

(initial as applicable)

_______	was not offered the Units and did not execute this Agreement in the United States of America (a “Reg S Subscriber”);

- or -

_______

was offered the Units or executed this Agreement in the United States of America and is an Accredited Investor, as defined in Rule 501(a) of Regulation D of the Securities Act of 1933 (United States), (a “Rule 506 Subscriber”) by virtue of satisfying one or more of the categories indicated below:

(initial as applicable)

_______	(a)

An organization described in section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the Units, with total assets in excess of US$ 5,000,000;

_______	(b)	A natural person whose individual net worth, or joint net worth with that person’s spouse, at the date hereof exceeds US$ 1,000,000;

_______	(c)

A natural person who had an individual income in excess of US$ 200,000 in each of the two most recent years or joint income with that person’s spouse in excess of US$ 300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

_______	(d)

A trust that (a) has total assets in excess of US$ 5,000,000, (b) was not formed for the specific purpose of acquiring the Offered Securities, and (c) is directed in its purchase of securities by a person who has such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of an investment in the Units;

_______	(e)	An investment company registered under the Investment Corporation Act of 1940 (United States) or a business development company as defined in section 2(a)(48) of that Act;

IV - 2

_______	(f)	Small Business Investment Corporation licensed by the U.S. Small Business Administration under section 301(c) or (d) of theSmall Business Investment Act of 1958 (United States);

_______	(g)	A private business development company as defined in section 202(a)(22) of the Investment Advisors Acts of 1940 (United States); or

_______	(h)	An entity in which all of the equity owners satisfy the requirements of one or more of the foregoing categories.

DATED at ________________________________ on __________________________________________, 2006

Name of Subscriber - please print

Authorized Signature

Official Capacity - please print

Please print name of individual whose signature appears above, if different from name of Subscriber printed above

SCHEDULE V

TERMS & CONDITIONS

1.      Description of Securities

The securities subscribed for hereunder are units (“Units”), each Unit consisting of one common share of the Company (collectively the “Shares”) and one-half of one common share purchase warrant (each whole warrant being a “Warrant” and collectively the “Warrants”). Each Warrant shall entitle the holder thereof to purchase one common share of the Company (collectively the “Warrant Shares”), as presently constituted, during the period and for the price described on the first page of this Agreement. The foregoing description of the Warrants is a summary only and is subject to the detailed provisions of the certificates representing the Warrants. The Units, Shares, Warrants and Warrant Shares are herein collectively referred to as the “Securities”.

The Securities will be subject to a restricted resale (hold) period imposed by National Instrument 45-102 Resale of Securities of the Canadian Securities Administrators (the “Resale Instrument”) during which they may be resold in Canada only in compliance with the Resale Instrument. Such restricted resale period will expire at 11:59 p.m. on the four month anniversary of the Closing Date (as defined in paragraph 4). Subscribers are advised to consult their own legal advisers in connection with any applicable resale restrictions.

2.      Payment of Subscription Amount

The total Subscription Amount set out on the first page of this Private Placement Subscription Agreement (the “Agreement”) must be paid, on or before the Closing Date, by money order, certified cheque, bank draft or wire transfer payable to the Company’s legal counsel, Northwest Law Group, in trust, (Attention: Michael F. Provenzano). Such aggregate Subscription Amount shall be allocated to the Shares and Warrants on the basis of CDN$ 0.01 to all of the Warrants and the balance to the Shares.

3.      Documents Required

The Subscriber must complete, sign and deliver to the Company’s legal counsel, Northwest Law Group (Attention: Michael F. Provenzano), at the address set out in paragraph 4, an executed copy of this Agreement together with the following Schedules to this Agreement:

(a)	Schedule I, Accredited Investor Confirmation, if the Subscriber is an accredited investor resident in Canada;

(b)

Schedule II, Confirmation of Relationship – British Columbia & Alberta, if the Subscriber is not an accredited investor but is a director, executive officer, control person or founder of the Company or a close personal friend, close business associate, spouse, parent, grandparent, sibling or child (or a parent, grandparent, sibling or child of a spouse) of a director, executive officer, control person or founder of the Company and is resident in British Columbia or Alberta;

(c)

Schedule III, Confirmation of Relationship – Ontario, if the Subscriber is not an accredited investor but is a founder or control person of the Company or a spouse, parent, grandparent, sibling or child of a director, executive officer or founder of the Company and is resident in Ontario; and

(d)	Schedule IV, Confirmation by US Subscribers, if the Subscriber is resident in the United States of America.

The Subscriber must complete, sign and deliver to the Company’s legal counsel, Northwest Law Group (Attention: Michael F. Provenzano), as soon as possible after being requested therefor and within any applicable time limits, such further documents, questionnaires, notices and undertakings as may be required by regulatory authorities, stock exchanges and applicable law and will assist the Company with the preparation and filing thereof.

4.      Closing

Delivery of and payment for the Units (the “Closing”) will be completed at the offices of the Company’s legal counsel:

Northwest Law Group
Barristers & Solicitors
Suite 1880, Royal Centre
1055 West Georgia Street
Vancouver, British Columbia

at 10:00 a.m. (Vancouver time) on the second business day (the “Closing Date”) after the later of that day on which the Toronto Stock Exchange (the “Exchange”) has given its approval to the Private Placement and the Company has received sufficient subscriptions to complete the first, or a subsequent, tranche of the Private Placement.

On the Closing Date, certificates representing the Shares and Warrants will be sent to the Subscriber against payment to the Company of the total Subscription Amount in Canadian funds for the Units.

5.      Acknowledgements of Subscriber

The Subscriber acknowledges that:

(a)

the Units are being offered for sale only on a ‘private placement’ basis and the Company has advised the Subscriber that the Company is relying on exemptions (and such sales are conditional upon the existence of such exemptions or the receipt of such orders, consents and approvals as are necessary to make such sales exempt) from the requirements to provide the Subscriber with a prospectus or offering memorandum and to sell securities through a person registered to sell securities under the Securities Act (British Columbia), Securities Act (Alberta) and Securities Act (Ontario) (together with the respective rules, policies, instruments and orders thereunder, the “BC Act”, “Alberta Act” and “Ontario Act”, respectively), as the case may be, and, as a consequence of acquiring securities pursuant to these exemptions

	(i)	certain protections, rights and remedies provided by such securities legislation, including statutory rights of rescission or damages, will not be available to the Subscriber,

	(ii)	information that would otherwise be provided to the Subscriber under such securities legislation will not be provided to it, and

(iii)	the Company is relieved from various obligations under such securities legislation that would otherwise apply to it;

(b)	no securities commission or similar regulatory authority has reviewed or passed on the merits of the Securities;

(c)	there is no government or other insurance covering the Securities;

(d)	there are risks associated with the purchase of the Securities;

(e)	there are restrictions on the Subscriber’s ability to resell the Securities and

(i) it is the responsibility of the Subscriber to find out what those restrictions are and to comply with them before selling the Securities,

(ii) it may not be possible to liquidate the Subscriber’s investment readily in case of any emergency, and

(iii)

pursuant to the Resale Instrument, the Securities will be subject to restrictions on transfer for a period of four months from the Closing Date in Canada and legends will be placed upon the certificates representing the Securities to the effect that the securities represented thereby are subject to a hold or restricted resale period and may not be traded until the expiry thereof except as permitted under the Resale Instrument, the policies of the Exchange and any other applicable securities legislation, rules or policies;

(f)

it is solely responsible for obtaining such legal, tax and other advice as is appropriate in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereunder and the Company’s counsel, Michael Provenzano, of Northwest Law Group is acting solely for the Company in connection with the Private Placement and the Subscriber may not rely upon such counsel in any respect;

(g)

its decision to execute this Agreement and acquire the Units has not been based on any oral or written representation made by or on behalf of the Company or any finder (a “Finder”) who might have introduced the Subscriber to the Company and the Company has not provided any offering memorandum, prospectus, disclosure statement or registration statement to the Subscriber but such decision is based entirely upon the Subscriber’s review of information which has been filed by the Company with the various Canadian securities commissions under applicable securities legislation and the Exchange (the “Public Record”), including the Company’s most recent audited annual and unaudited interim financial statements (collectively the “Financial Statements”), and the Subscriber’s knowledge of the Company’s affairs, and the Subscriber has had the opportunity to ask questions of the Company and its advisors regarding the Company and its business and financial condition and, as a result of all of the foregoing, the Subscriber believes that it has received all the information which it considers necessary for deciding whether to invest in the Units;

(h)	although a Finder may have introduced the Subscriber to the Company, the Subscriber and the Company acknowledge and agree with, and for the benefit of, the Finder (such acknowledgements and agreements to survive the Closing) that the Finder and its directors, officers, employees, agents and representatives

(i)

have no responsibility or liability of any nature whatsoever for the accuracy or adequacy of the information contained in this Agreement, the Public Record or any other publicly available information concerning the Company or as to whether all information concerning the Company required to be disclosed by it has generally been disclosed,

(ii)	have not engaged in any independent investigation or verification with respect to this subscription or any such information, and

(iii)	are released from any claims that may arise in respect of this Agreement, except those arising from their wilful act or negligence;

(i)

the Company is entitled to rely on the statements and answers of the Subscriber contained in this Agreement and in the Schedules to this Agreement and the Subscriber will hold the Company and any Finder harmless from any loss or damage they may suffer as a result of the Subscriber’s failure to correctly complete this Agreement and such Schedules;

(j)

this Agreement is not enforceable by the Subscriber unless it has been accepted by the Company, it has been entered into by the Subscriber for valuable consideration and may not be revoked or withdrawn by the Subscriber and it is not assignable by the Subscriber without the written consent of the Company which consent may be unreasonably withheld;

(k)

the Securities have not been and will not be registered under the United States Securities Act of 1933, as amended (the “1933 Act”) or under any state securities or ‘blue sky’ laws, and the Company has no obligation or present intention of filing a registration statement under the 1933 Act in respect of the Securities;

(l)

if the Subscriber is either a Rule 506 Subscriber or a Reg S Subscriber, the sale of the Units is being made in reliance on private placement exemptions pursuant to Rule 506 of the 1933 Act or Rule 903 of Regulation S of the 1933 Act, respectively;

(m)

the Securities will be ‘restricted securities’ under the 1933 Act since they are being acquired from the Company in a transaction not involving a public offering and, therefore, cannot be offered or sold in the United States of America without registration under the 1933 Act and the securities laws of all applicable states of the United States of America, unless an exemption from registration is available or registration is not required pursuant to Regulation S under the 1933 Act;

(n)

if the Subscriber is either a Rule 506 Subscriber or a Reg S Subscriber, the certificates representing any of the Shares and Warrant Shares (and all certificates issued in exchange therefor or in substitution thereof) shall bear, upon the issuance thereof, and unless and until such time as the same is no longer required under the applicable requirements of the 1933 Act or applicable state securities laws and regulations of the United States of America, on the face of such certificates, the following legend:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, (THE “1933 ACT”) OR ANY APPLICABLE STATE SECURITIES LAW. NO INTEREST THEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED OR DISPOSED OF WITHOUT (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE UNITED STATES STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION, OR (B) AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT.”

(o)

if the Subscriber is either a Rule 506 Subscriber or a Reg S Subscriber, the Warrants may only be exercised in circumstances where there is an exemption from the registration requirements of the 1933 Act available and applicable state securities laws of the United States of America and upon the original issue of the Warrants each certificate representing the Warrants and all certificates issued in exchange therefor or in substitution or transfer thereof, shall bear the following legend:

“THESE WARRANTS AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE WARRANTS HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”) OR ANY APPLICABLE STATE SECURITIES LAWS. THESE WARRANTS MAY NOT BE EXERCISED BY OR ON BEHALF OF A U.S. PERSON OR PERSON WITHIN THE UNITED STATES UNLESS REGISTERED UNDER THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. AS USED HEREIN, THE TERMS ‘UNITED STATES’ AND ‘U.S. PERSON’ HAVE THE MEANINGS ASSIGNED TO THEM IN REGULATION S UNDER THE 1933 ACT.”

(p)

the Financial Statements have been prepared in accordance with Canadian generally accepted accounting principles, which differ in some respects from United States generally accepted accounting principles, and thus may not be comparable to financial statements of United States companies; and

(q)

pending the approval of the Private Placement by all securities regulatory authorities having jurisdiction and the Closing, the Subscription Funds shall be held in trust by the Company’s legal counsel, Northwest Law Group. Any interest income from the Subscription Funds shall be for the account of the Company regardless of whether the Private Placement is approved by such regulatory authorities. Should such regulatory authorities not approve the Private Placement the Subscription Funds shall be repaid to the Subscriber on demand without interest or deduction.

6.      Representations, Warranties and Covenants of the Subscriber

The Subscriber hereby represents and warrants to and covenants with the Company (which representations, warranties and covenants shall survive Closing) that:

(a)	if the Subscriber is purchasing the Units as principal for its own account, it is

	(i)	purchasing such securities for investment only and not for the benefit of any other person or for resale, distribution or other disposition of the Securities; and

	(ii)	purchasing a sufficient number of Securities that the aggregate acquisition cost is not less than CDN$ 150,000; or

	(iii)	an ‘accredited investor’ as evidenced on the completed Schedule I, Accredited Investor Confirmation, delivered with this Agreement; or

British Columbia & Alberta Subscribers

(iv)

resident in British Columbia or Alberta and is a director, executive officer, control person or founder of the Company or a close personal friend, close business associate, spouse, parent, grandparent, sibling or child (or a parent, grandparent, sibling or child of a spouse) of a director, executive officer, control person or founder of the Company resident in British Columbia or Alberta as evidenced on the completed Schedule II, Confirmation of Relationship – British Columbia & Alberta, delivered with this Agreement.

-or-

Ontario Subscribers

(v)

resident in Ontario and is a founder or control person of the Company or a spouse, parent, grandparent, sibling or child of a director, executive officer or founder of the Company resident in Ontario as evidenced on the completed Schedule III, Confirmation of Relationship – Ontario, delivered with this Agreement.

-or-

United States Subscribers

(vi)	resident in the United States of America, or is otherwise subject to the securities laws thereof;

(vii)	an Accredited Investor as set out in the completed Schedule V, Confirmation by US Subscribers, delivered with this Agreement, if the Subscriber is a Rule 506 Subscriber;

(viii)

not a party to any contract, undertaking, agreement or arrangement with any person to sell, transfer or pledge to such person, or anyone else, the Securities, or any part thereof, or any interest therein and the Subscriber has no present plans to enter into any such contract, undertaking, agreement or arrangement;

(ix)

not planning to offer, sell or otherwise transfer any of the Securities, and, if it does, it will not offer, sell or otherwise transfer any of the Securities, directly or indirectly, unless the sale is:

	(A)	to the Company;

(B)

made outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the 1933 Act (or such rule or regulation promulgated by the Securities and Exchange Commission of the United States of America as is then in effect) and in compliance with applicable local laws and regulations; or

(C)

made in a transaction that does not require registration under the 1933 Act or any applicable United States state securities laws and regulations governing the offer and sale of securities and the Subscriber has furnished to the Company, prior to such sale, an opinion of counsel of recognized standing reasonably satisfactory to the Company confirming the compliance of such sale with the 1933 Act and applicable state securities laws of the United States of America;

(x)

not engaging and will not engage in any ‘directed selling efforts’ (as defined in Regulation S of the 1933 Act) in the United States of America in respect of the resale of the Securities, which includes any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of the Securities; and

(xi)

not subscribing for the Units as a result of any form of ‘general solicitation’ or ‘general advertising’ (as those terms are used in Regulation D under the 1933 Act), including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or other form of telecommunications, including electronic display, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

- or -

United Kingdom Subscribers

(xii)	resident in the United Kingdom;

(xiii)	a member of one of the categories of applicable English law in respect of which stamp duty or stamp duty reserve tax is not payable;

(xiv)

not subscribing for the Units as nominee or agent of, and is not itself, a person who is or may be liable to notify and account for stamp duty or stamp duty reserve tax at any of the increased rates referred to in sections 67 to 72 inclusive and sections 93 to 97A inclusive of the Finance Act 1986 (Depositary Receipts and Clearance Services) and, in the event of any breach of this representation and warranty, neither the Company nor any Finder will have any liability to the Subscriber or other persons in respect of such duty or tax;

(xv)

of the kind of investor described in section 86(7) of the Financial Services and Markets Act 2000 (the “FSMA”) and falls within one or more of the categories of investors set out in Article 19 (Investment Professionals) or Article 49 (high net worth companies, unincorporated associations, etc.) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or are a person otherwise lawfully authorized to receive such financial promotions;

(xvi)	purchasing the Units for investment only and will not make any offer to the public thereof as described in Schedule 11 to the FSMA;

(xvii)

aware any Finder is not acting for the Subscriber and it does not expect the Finder to have any duties or responsibilities towards Subscriber for providing the protections afforded to customers or clients under the Conduct of Business Source Book of the Financial Services Authority (“FSA”) or advising the Subscriber with regard to the Private Placement, and the Subscriber is not, and will not be, a customer or client of the Finder as defined by the FSA Conduct of Business Sourcebook and the Finder will not treat any payment by the Subscriber pursuant to this Agreement as client money governed by the FSA

Conduct of Business Source Book; and

(xviii)

aware of its obligations under the Criminal Justice Act 1993 and, in connection with money laundering, under the Money Laundering Regulations 2003, the Proceeds of Crime Act 2003 and the Money Laundering Sourcebook of the Rules of the FSA (collectively, the “Regulations”) and it has identified its clients in accordance with the Regulations and complied with its obligations pursuant to the Regulations.

-or-

Other Subscribers

(xix)	resident in a jurisdiction other than any of the foregoing, as set out on the first page of this Agreement.

(b)

if it is not purchasing the Units for its own account but for one or more accounts that permit the Subscriber to purchase securities on behalf of such accounts in the Subscriber’s sole discretion without reference to, or specific instructions regarding such investment from, the holders of such accounts (commonly called ‘fully managed’ accounts), the Subscriber is duly authorized to enter into this Agreement and complete the transactions contemplated hereby and is:

(i)

a trust company or an insurance company which has received a business authorization under the Financial Institutions Act (British Columbia) or is authorized under the laws of another province of Canada to carry on such business in such other province and the Subscriber is purchasing such securities as an agent or trustee for accounts that are fully managed by it; or

(ii)

an adviser managing the investment portfolios of clients through discretionary authority granted by one or more clients, and is either (1) registered as such an adviser under the BC Act, Alberta Act or the laws of another province of Canada or is exempt from such registration, or (2) in a jurisdiction other than Canada and, in either (1) or (2), is purchasing securities as an agent for accounts that are fully managed by it; and

(iii)	resident in British Columbia, Alberta or Ontario and the aggregate acquisition cost for such securities is not less than CDN$ 150,000; or

(iv)

resident outside of Canada and purchasing the Units in accordance with the laws of its jurisdiction of residence and, if that jurisdiction is the United Kingdom, it satisfies and makes the representations and warranties set out in paragraph (a) under the heading ‘United Kingdom Subscribers’ or the account holders are persons of the kind described in described in section 86(7) of the FSMA;

(c)

if it is not purchasing the Units for its own account or one or more accounts that are ‘fully managed’ by it but is purchasing them on behalf of certain principals for which it is acting as agent, the Subscriber is duly authorized to enter into this Agreement and complete the transactions contemplated hereby and each such principal:

	(i)	is disclosed on the execution page at the beginning of this Subscription Agreement;

	(ii)	is purchasing as principal for its own account as an investment and not for the benefit of any other person or with a view to the resale, distribution or other disposition of the Securities; and

	(iii)	satisfies the conditions and makes the representations and warranties set out in paragraph (a), as applicable,

and the Subscriber acknowledges that the Company is required by law to disclose to certain regulatory authorities the identity of each such principal for whom it is acting and consents to such disclosure;

(d)

if the Subscriber is not an individual or a corporation and is purchasing securities for not less than CDN$ 150,000, each member of the partnership, syndicate or other unincorporated organization which is the beneficial purchaser, or each beneficiary of the trust which is the beneficial purchaser, as the case may be, is an individual who has an aggregate acquisition cost for the Units of at least CDN$ 150,000 if resident in British Columbia, Alberta or Ontario;

(e)

unless the subscriber is a Reg S Subscriber or Rule 506 Subscriber, the subscriber is not a U.S. Person or a person in the United States and is not acquiring the Units for the account or benefit of a U.S. Person or a person in the United States. A ‘U.S. Person’ is defined in Regulation S under the 1933 Act to be any person who is

	(i)	any natural person resident in the United States,

(ii)	any partnership or corporation organized or incorporated under the laws of the United States,

(iii)	any estate of which any executor or administrator is a U.S. Person,

(iv)	any trust of which any trustee is a U.S. Person,

(v)	any agency or branch of a foreign entity located in the United States,

(vi)	any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or, if an individual, resident in the United States, and

(vii)	any partnership or corporation if

	(A)	organized or incorporated under the laws of any foreign jurisdiction, and

(B)

formed by a U.S. Person principally for the purpose of investing in securities not registered under the 1933 Act, unless it is organized or incorporated, and owned, by ‘Accredited Subscribers’ (as defined in Section 230.501(a) of the 1933 Act) who are not natural persons, estates or trusts;

(f)

the Subscriber is not acquiring the Units as a result of any information about the material affairs of the Company that is not generally known to the public except knowledge of this particular transaction;

(g)

pursuant to the Resale Instrument and the policies of the Exchange the Subscriber will not transfer the Securities for a period of four months from the Closing Date except in compliance with the Resale Instrument and the policies of the Exchange and will comply with such notice and other requirements under applicable securities legislation upon disposition;

(h)

neither the Subscriber nor any party on whose behalf it is acting has been created, established, formed or incorporated solely, or is used primarily, to acquire securities or to permit the purchase of the Units without a prospectus in reliance on an exemption from the prospectus requirements of applicable securities legislation;

(i)	the Subscriber and any beneficial purchaser for whom it is acting are resident in the jurisdiction set out on the first page of this Agreement;

(j)

the entering into of this Agreement and the transactions contemplated hereby do not result in the violation of any of the terms and provisions of any law applicable to, or the constating documents of, the Subscriber or of any agreement, written or oral, to which the Subscriber may be a party or by which the Subscriber is or may be bound;

(k)

the Subscriber has the legal capacity and competence to enter into and execute this Agreement and to take all actions required pursuant hereto and, if the Subscriber is a corporation, it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been obtained to authorize execution of this Agreement on behalf of the Subscriber;

(l)	the Subscriber has duly executed and delivered this Agreement and it constitutes a valid and binding agreement of the Subscriber enforceable against the Subscriber;

(m)	this subscription by the Subscriber has not been induced by any representations or warranties by any person whatsoever with regard to the future value of the Securities;

(n)

it consents to the Company giving instructions to its transfer agent to make a note in the transfer agent’s records and place restrictive legends on the certificates representing the Securities in order to implement the restrictions on transfer set forth in this Agreement;

(o)	to the best of its knowledge, none of the funds the Subscriber is using to purchase the Units

(i) have been or will be derived from or related to any activity that is prohibited by, or deemed criminal under, the laws of Canada, United States of America, or any other jurisdiction, or

(ii) are being tendered on behalf of a person or entity who has not been identified to the Subscriber; and

(p)

the Subscriber is an investor in securities of corporations in the development stage and is able to fend for itself, can and will bear the economic risk of its investment, understands the characteristics of the Securities and has such knowledge and experience in financial or business matters such that it is capable of evaluating the merits and risks of the investment in the Units.

The foregoing representations, warranties and covenants are made by the Subscriber with the intent that they be relied upon by the Company in determining the Subscriber’s suitability as a purchaser of the Units and are true and correct as of the date of this Agreement and the Closing Date. The Subscriber hereby agrees to indemnify the Company and its directors, officers, employees, advisors, affiliates, shareholders, partners and agents from and against all losses, claims, costs, expenses and damages or liabilities whatsoever including, but not limited to, any fees, costs and expenses reasonably incurred in investigating, preparing or defending against any litigation, administrative proceeding or investigation commenced or threatened or any claim arising out of or based upon a breach of any such representations, warranties and covenants which it may suffer or incur as a result thereof. The Subscriber undertakes to immediately notify the Company of any change in any representation, warranty or other information relating to the Subscriber set forth herein which occurs before the Closing Date.

7.      Representations, Warranties and Covenants of the Company

The Company represents and warrants to and covenants with the Subscriber (which representations, warranties and covenants shall survive Closing) that:

(a)	the Company and its subsidiaries, if any, are valid and subsisting corporations duly incorporated, continued or amalgamated and in good standing under the laws of the jurisdictions in which they are incorporated, continued or amalgamated with respect to all acts necessary to maintain their corporate existence;

(b)

the Company and its subsidiaries, if any, are duly registered or licensed to carry on business in the jurisdictions in which they are required to be so registered or licensed to carry on business or own property or assets and are carrying on their business and own their property and assets in accordance with all applicable laws, regulations and other requirements, including environmental laws, regulations and requirements, and has not received any notice of a breach thereof which would have a material adverse effect on the Company, its subsidiaries or their business except where it is in good faith attempting to remedy such breach or contesting such notice;

(c)

neither the Company nor any of its subsidiaries, if any, is a party to any actions, suits or proceedings which could materially affect its business or financial condition, and, as at the date hereof, no such actions, suits or proceedings have been threatened or, to the best of the Company’s knowledge, are pending, except as disclosed in the Public Record;

(d)

the Company is the beneficial owner of the properties, business and assets or the interests in the properties, business and assets referred to in the Public Record, except as disclosed in the Public Record all agreements by which the Company holds an interest in a property, business or asset are in good standing according to their terms, and there has not been any breach of the applicable laws of the jurisdictions in which such properties, business and assets are situated which would have a material adverse effect on such properties, business and assets;

(e)

the Public Record and the representations contained in this Agreement are accurate in all material respects and omit no fact, the omission of which would make such representation misleading in light of the circumstances in which such representation was made;

(f)

the Financial Statements accurately reflect the financial position of the Company as at the date thereof and have been properly prepared in accordance with Canadian Generally Accepted Accounting Principles (GAAP);

(g)

no adverse material changes in the financial position of the Company have taken place since the date of the latest balance sheet contained in the Financial Statements, except as has been publicly disclosed;

(h)

the Company has properly prepared and filed all tax returns and all taxes payable have been paid except where the Company is contesting in good faith any re-assessments of its taxes payable thereunder;

(i)

except as disclosed in the Public Record and for options granted in the ordinary course under the Company’s stock option plan, there are no outstanding options, warrants or other securities exercisable to purchase or convertible or exchangeable into common shares of the Company;

(j)	the Company has complied and will comply with all applicable corporate and securities laws and regulations in connection with the offer, sale and issuance of the Units;

(k)

the sale, issuance and delivery of the Units by the Company does not and will not conflict with and does not and will not result in a breach of any of the terms, conditions or provisions of its constating documents or any agreement or instrument to which the Company is a party;

(l)

this Agreement has been duly authorized by all necessary corporate action on the part of the Company and, subject to acceptance by the Company, constitutes a valid obligation of the Company legally binding upon it and enforceable in accordance with its terms;

(m)

the sale, issuance and delivery of the Units and the issuance of the Warrant Shares, at the time at the time of their issue, will have been approved by all requisite corporate action on or before the Closing Date and, upon issue and delivery at the Closing, the Shares will be validly issued as fully paid and non-assessable and the Warrants will be validly issued and the certificates representing the Shares and Warrants will be validly delivered;

(n)

no order ceasing or suspending trading in the Securities nor prohibiting sale of the Securities has been issued to and is outstanding against the Company or its directors, officers or promoters and to the best of the Company’s knowledge no investigations or proceedings for such purposes are pending or threatened;

(o)

the Company is a reporting issuer under the BC Act, Alberta Act and Ontario Act, its common shares are listed for trading on the Exchange and the Company is not in default of any requirement of the BC Act, Alberta Act and Ontario Act or the Exchange; and

(p)

there shall not be any consents, approvals, authorizations, orders or agreements of any stock exchanges, securities commissions or similar authorities in Canada, governmental agencies or regulators, courts or any other persons which may be required for the issuance of the Securities and the delivery of certificates representing the Securities to the Subscriber, not obtained and not in effect on the date of delivery of such certificates.

8.      Costs

The Subscriber acknowledges and agrees that all costs and expenses incurred by the Subscriber (including any fees and disbursements of any special counsel retained by the Subscriber) relating to the acquisition of the Securities shall be borne by the Subscriber.

9.      Fee to Finder

The Subscriber understands that any Finder:

(a)	will receive from the Company, at the Closing, a fee in respect of the sale of Units to investors introduced to the Company by the Finder; and

(b)	and its directors, officers, employees and affiliates may hold, from time to time, ownership positions in the Company’s securities.

10.     Governing Law

This Agreement is governed by the laws of the province of British Columbia and the federal laws of Canada applicable herein. The Subscriber, in its personal or corporate capacity and, if applicable, on behalf of each beneficial purchaser for whom it is acting, irrevocably attorn to the jurisdiction of the courts of the province of British Columbia.

11.     Personal Information

The Subscriber (on its own behalf and, if applicable, on behalf of any person for whose benefit the Subscriber is subscribing) acknowledges and consents to the Company:

(a)	collecting the Subscriber’s (and that of any person for whose benefit the Subscriber is subscribing) personal information for the purposes of completing the Subscriber’s subscription;

(b)	retaining the personal information for as long as permitted or required by applicable law or business practices; and

(c)

providing to various governmental and regulatory authorities, as may be required by applicable securities laws, stock exchange rules, and the rules of the Investment Dealers Association, or to give effect to this agreement any personal information provided by the Subscriber.

The Subscriber represents and warrants that it has the authority to provide the consents and acknowledgments set out in this paragraph on behalf of all persons for whose benefit the Subscriber is subscribing.

If the Subscriber is resident in Ontario, it acknowledges it has been notified by the Company: (i) of the delivery to the Ontario Securities Commission (the “OSC”) of the Subscriber’s personal information; (ii) that the Subscriber’s personal information is being collected indirectly by the OSC under the authority granted to it in the securities legislation; (iii) the Subscriber’s personal information is being collected for the purposes of the administration and enforcement of the securities legislation of Ontario; and (iv) the contact information of the public official in Ontario who can answer questions about the OSC’s indirect collection of personal information is, Administrative Assistant to the Director of Corporate Finance, Ontario Securities Commission, Suite 1903, Box 5520 Queen Street West, Toronto, Ontario, M5H 3S8, telephone (416) 593-8086, facsimile (416) 593-8252.

12.     Survival

This Agreement including, without limitation, the representations, warranties and covenants contained herein, shall survive and continue in full force and effect and be binding upon the parties for a period of one year after the Closing Date notwithstanding the completion of the purchase of the Units by the Subscriber and any subsequent disposition by the Subscriber of the Securities.

13.     Assignment

This Agreement is not transferable or assignable.

14.     Execution & Delivery

The Company shall be entitled to rely on delivery by facsimile machine of an executed copy of this Agreement and acceptance by the Company of such facsimile copy shall be equally effective to create a valid and binding agreement between the Subscriber and the Company in accordance with the terms hereof.

15.     Severability

The invalidity or unenforceability of any particular provision of this Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Agreement.

16.     Entire Agreement

Except as expressly provided in this Agreement and in the agreements, instruments and other documents contemplated or provided for herein, this Agreement contains the entire agreement between the parties with respect to the sale of the Units and there are no other terms, conditions, representations or warranties, whether expressed, implied, oral or written, by statute, by common law, by the Company, by the Subscriber, or by any third party.

17.     Amendments & Waivers

No amendment or waiver of the provisions of this Agreement shall be effective unless in writing and signed by all of the parties hereto.

18.     Notice

Unless otherwise provided herein, any notice or other communication to a party under this Agreement may be made, given or served by registered mail, postage pre-paid, by telecopier or by delivery to the parties at the addresses as set out in this Agreement. Any notice or other communication:

(a)	mailed shall be deemed to have been received on the fifth business day following its mailing;

(b)	telecopied shall be deemed to have been received on the business day following the date of transmission; and

(c)	delivered shall be deemed to have been received on the date of delivery.

In the event of a postal strike or delay affecting mail delivery, the date of receipt of any notice by mail is deemed to be extended by the length of such strike or delay. Each party may change its address for service at any time by providing notice in writing of such change to the other party.

19.     Securities Regulatory Approval

This Agreement shall be subject to the approval of all securities regulatory authorities having jurisdiction.